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                                                                   Exhibit 10.20

               THIRD AMENDMENT TO REVOLVING LOAN AGREEMENT BETWEEN AMSOUTH BANK AND SURGICAL LASER TECHNOLOGIES DATED MAY 31, 2000

RESOLVED, that effective January 1, 2003, AmSouth Bank and Surgical Laser Technologies, Inc. hereby declare and certify by the signatures indicated below, that Article VII and all the content represented in this section as found on page 20 of the Loan Agreement dated May 31, 2000, and as amended pursuant to a First Amendment dated as of February 20, 2002, and as amended by a Second Amendment dated as of June 27, 2002, should be amended and restated as follows:

                                   ARTICLE VII
                               FINANCIAL COVENANTS

So long as the Note shall remain unpaid or the Bank shall have any Commitment under this Agreement:

     Section   7.01 Traditional Cash Flow Coverage

               The Borrower shall maintain traditional cash flow coverage of 1.25X as measured over the one year period beginning the first day of the Borrower's then beginning Fiscal Year and ending on the last day of the Borrower's same Fiscal Year. Traditional Cash Flow coverage is defined as Borrower's net income before purchase accounting adjustments plus depreciation expense plus amortization expense plus total interest expense minus dividends divided by the prior period current portion of long-term debt plus interest expense. It shall further be a condition to the Borrower's good standing under the Revolving Loan Agreement that commencing July 1, 2003, the parent company, PhotoMedex, Inc. and its subsidiaries shall maintain traditional cash flow coverage of 1.25X as measured over the same period as for the Borrower, and where Traditional Cash Flow Coverage shall be defined as the consolidated net income of the parent company plus depreciation expense plus amortization expense plus interest expense minus dividends, divided by the prior period current portion of long-term debt plus interest expense, where the prior period current portion as of July 1, 2003 shall be that portion currently due on or before December 31, 2003.

     Section   7.02 Interest Coverage.

     The Borrower shall maintain interest coverage of 2.25X as measured over the one year period beginning the first day of the Borrower's then beginning Fiscal Year and ending on the last day of the Borrower's same Fiscal Year. Interest Coverage is defined as Borrower's net income before purchase accounting adjustments plus depreciation expense plus amortization expense plus total interest expense divided by the interest expense. It shall further be a condition to the Borrower's good standing under the Revolving Loan Agreement that commencing July 1, 2003, the parent company, PhotoMedex, Inc. and its subsidiaries shall maintain interest coverage of 2.25X as measured over the same period as for the Borrower, and where Interest Coverage shall be defined as the consolidated net income of the parent company plus depreciation expense plus amortization expense plus interest expense, divided by interest expense.

     Section   7.03 Leverage Ratio.

     The Borrower shall maintain at all time a ratio of total Debt to tangible net worth of not more than .60 to 1. It shall further be a condition to the Borrower's good standing under the Revolving Loan Agreement that commencing January 1, 2003, the parent company, PhotoMedex, Inc. and its subsidiaries shall also maintain at all times a ratio of total Debt to tangible net worth of not more than .60 to 1 for fiscal year 2003 and later.

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     Section   7.04 Liquidity Maintenance.

     It shall be a condition to the Borrower's good standing under the Revolving Loan Agreement that PhotoMedex, Inc., and its subsidiaries shall maintain in the period January 1, 2003 through June 30, 2003, unrestricted cash, cash equivalents and short-term investments in an amount never less than the amount by which the Borrower has drawn down the revolving line of credit.

Accepted and Agreed as of this 27th day of February, 2003.

AmSouth Bank                               Surgical Laser Technologies, Inc.
By: /s/ Rhett D. Jordan                    By: /s/ Jeffrey O' Donnell
Rhett D. Jordan                            Jeffrey O'Donnell
Its Vice President                         Its President and CEO

                                           By:/s/ Dennis McGrath
                                           Dennis McGrath
                                           Its Chief Financial Officer

In assent herewith:                        PhotoMedex, Inc.

                                           By:/s/ Jeffrey O'Donnell
                                           Jeffrey O'Donnell
                                           Its President and CEO

                                           By/s/ Dennis McGrath
                                           Dennis McGrath
                                           Its Chief Financial Officer